EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-208959) of our report dated March 31, 2017 relating to the audited consolidated financial statements for the year ending December 31, 2016 and 2015 of SQL Technologies Corp. and Subsidiary.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ L&L CPAS, PA
L&L CPAS, PA F.K.A Bongiovanni & Associates, PA September 6, 2017